Exhibit 10.2

RSU No. _______

BAXANO SURGICAL, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (the “Agreement”) is entered into as of __________, 20__, (the “Grant Date”) by and between Baxano Surgical, Inc., a Delaware corporation (the “Company”), and _____________________ (the “Participant”) pursuant to the Company’s 2007 Stock Incentive Plan (the “Plan”). Any capitalized term not defined herein shall have the same meaning ascribed to it in the Plan.

1. Grant of RSUs. The Company hereby grants to the Participant ____________________ (________) Restricted Stock Units (“RSUs”) that will settle in shares of the Common Stock of the Company (“Shares”) when and as they vest, subject to the terms and conditions set forth herein and the provisions of the Plan.

2. Vesting of RSUs. Approximately seventy-five percent (75%) of the total RSUs granted in Section 1 above or _______________ (________) RSUs shall be subject to the time-based vesting provisions set forth in subsection 2(a) below and the remaining approximately twenty-five percent (25%) of the total RSUs granted in Section 1 above or _________________ (_______) RSUs shall be subject to the performance-based vesting provisions set forth in subsection 2(b) below.

(a) Time-Base Vesting: Provided that the Participant renders Continuous Service through the applicable vesting dates, twenty-five percent (25%) of the RSUs subject to time-based vesting shall vest on the first anniversary of the Grant Date, an additional thirty-seven and one-half percent (37.5%) shall vest on the second anniversary of the Grant Date, and the final thirty-seven and one-half percent (37.5%) shall vest on the third anniversary of the Grant Date. No additional RSUs shall vest after the date of termination of the Participant’s Continuous Service with the Company.

(b) Performance-Based Vesting: Provided that the Participant renders Continuous Service through the applicable vesting date, the entire portion of the RSUs subject to performance-based vesting shall vest upon the written certification of the Company’s attainment of a thirty percent (30%) or greater increase in Company revenue as measured on a year-over-year basis for two successive quarters; provided, however, that such performance criteria must be achieved by the last quarter of the 2016 fiscal year. For the avoidance of doubt, if the Company does not achieve a thirty percent (30%) or greater increase in revenue as measured on a year-over-year basis for two successive quarters by the last quarter of the 2016 fiscal year, the entire portion of RSUs subject to performance-based vesting shall be forfeited and the Company shall have no further obligation to the Participant with respect to any RSUs granted hereunder subject to performance-based vesting.

3. Termination of Service Relationship. Except as otherwise provided herein, any RSUs that are not vested at the time of the termination of the Participant’s Continuous Service with the Company shall be automatically forfeited by the Participant.

4. Settlement in Shares. Vested RSUs will settle in Shares within forty-five (45) days of when the RSUs vest. In connection with such settlement, the Company shall have the right to require that the Participant make such provision, or furnish the Company such authorization, as may be necessary or desirable so that the Company may satisfy its obligation under applicable income tax laws to withhold for income or other taxes due upon or incident to such settlement. Specifically, the Company may require the Participant to provide a check or cash in the amount reasonably requested by the Company to satisfy the Company’s withholding obligations under federal, state or other applicable tax laws with respect to the taxable income recognized by the Participant in connection with the settlement of Shares following vesting of the RSUs (unless the Company and Participant shall have made other arrangements for deductions or withholding from Participant’s wages, bonus, or other compensation payable to the Participant, or by the withholding of Shares issuable upon settlement of the vested RSUs or delivery of Shares owned by the Participant in accordance with Section 12.1 of the Plan, provided such arrangements satisfy the requirements of applicable tax laws).

5. Death of Participant; No Assignment. The rights of the Participant under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of the RSUs in contravention of this Agreement or the Plan shall be void and shall have no effect. If the Participant’s Continuous Service terminates as a result of his or her death, and provided Participant’s rights hereunder shall have vested pursuant to Section 2 hereof, Participant’s legal representative, his or her legatee, or the person who acquired the right to any Shares by reason of the death of the Participant (individually, a “Successor”) shall succeed to the Participant’s rights and obligations under this Agreement.

6. Representation of Participant. Participant acknowledges receipt of a copy of the Plan and understands that all rights and obligations connected with the RSUs are set forth in this Agreement and the Plan.

7. Adjustments Upon Changes in Capital Structure. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made by the Administrator to the aggregate number and kind of shares subject to this Agreement, in order to preserve, as nearly as practical, but not to increase, the benefits of the Participant under this Agreement, in accordance with the provisions of Section 4.2 of the Plan.

8. Change in Control. In the event of a Change in Control:

(a) All Repurchase Rights, if applicable, shall automatically terminate immediately prior to the consummation of such Change in Control and any unvested RSUs shall immediately vest in full, except to the extent that in connection with such Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of this Agreement or the substitution of a new agreement of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares (a “Substitute Agreement”) in accordance with Section 10.2(a) of the Plan.

(b) If, upon a Change in Control, the acquiring or successor entity (or parent thereof) assumes this Agreement or provides a Substitute Agreement, then any Repurchase Right provided for in this Agreement or the Substitute Agreement, if applicable, shall terminate, and the RSUs provided for under this Agreement and the awards provided for under the Substitute Agreement shall immediately vest in full, if the Participant’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is Terminated Without Cause within twelve (12) months following consummation of a Change in Control in accordance with Section 10.2(b) of the Plan.

9. No Employment Contract Created. The granting of these RSUs shall not be construed as granting to the Participant any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Participant’s employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved.

10. Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to any Shares covered by the RSUs until such person has become the owner of the Shares pursuant to the terms of this Agreement.

11. “Market Stand-Off” Agreement. Participant agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company’s securities, Participant will not sell or otherwise transfer or dispose of any Shares held by Participant without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

12. Interpretation. The RSUs are granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Participant.

13. Limitation of Liability for Nonissuance. During the term of the Plan, the Company agrees at all times to reserve and keep available, and to use its reasonable best efforts to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell, such number of Shares as shall be sufficient to satisfy its obligations hereunder and the requirements of the Plan. Inability of the Company to obtain, from any regulatory body having jurisdiction, authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

14. Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, (or by such other method as the Administrator may from time to time deem appropriate), and addressed, if to the Company, at its principal place of business, Attention: the Chief Financial Officer, and if to the Participant, at his or her most recent address as shown in the employment or stock records of the Company.

15. Governing Law. The validity, construction, interpretation, and effect of this Agreement shall be governed by and determined in accordance with the laws of the State of Delaware.

16. Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BAXANO SURGICAL, INC.,	PARTICIPANT
a Delaware corporation

By:___________________________________	______________________________
(Signature)

Name:________________________________	______________________________
(Type or print name)
Its:___________________________________

Address:

______________________________

______________________________